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                                                                    EXHIBIT 23.2

                     CONSENT OF PRICEWATERHOUSE COOPERS LLP




We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2002 relating to the financial statements, which appears in the 2001 Annual Report to Shareholders of Kellogg Company, which is incorporated by reference in Kellogg Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 24, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP


Battle Creek, Michigan
May 13,  2002